Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2005 with respect to the consolidated financial statements and schedule of Arbinet-thexchange, Inc. appearing in its Annual Report (Form 10-K) for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

MetroPark, New Jersey

June 6, 2005

/s/ Ernst & Young LLP